                                                                   EXHIBIT 10(q)



                      AGREEMENT FOR PURCHASE OF REAL ESTATE

                                     between

                       BRANDON ASSOCIATES WESTLAND L.L.C.
                      a Michigan limited liability company

                                    "Seller"

                                       and


                          MALAN REALTY INVESTORS, INC.,
                             a Michigan corporation

                                     "Buyer"

                   DATE: JANUARY 29                    , 1998
                         -----------------------------

                              TABLE OF CONTENTS

                                                         PAGE

1.       Purchase and Sale.................................2

2.       Purchase Price....................................2

3.       Condition of Title................................3

4.       Evidence of Title.................................4

5.       Title Objections..................................5

6.       Representations and Covenants of Seller...........6

7.       Right Of Entry...................................10

8.       Waiver of Conditions by Buyer....................11

9.       Estoppel Certificates............................11

10.      Place and Time of Closing........................11

11.      Closing Documents................................11

12.      Default..........................................13

13.      No Assumption of Liabilities.....................13

14.      Real Estate Brokerage Commission.................14

15.      Possession.......................................14

16.      Taxes, Prorated Items and Closing Costs..........14

17.      Casualty.........................................16

18.      Condemnation.....................................17

19.      Use of Words.....................................17

20.      Notice...........................................17

21.      Governing Law....................................18

22.      Entire Agreement.................................19




                                     (i)


23.      Survival of Terms................................19

24.      Binding Effect...................................19

25.      Counterparts.....................................19

SIGNATURE PAGE............................................20


EXHIBITS:

A.       Real Estate

B.       Personal Property

C.       Licenses and Permits

D.       Rent Roll

E.       Contracts

F.       Estoppel Certificate








                                      (ii)

                      AGREEMENT FOR PURCHASE OF REAL ESTATE


         THIS AGREEMENT FOR PURCHASE OF REAL ESTATE (the "Agreement"), is hereby entered into by and between BRANDON ASSOCIATES WESTLAND L.L.C., a Michigan limited liability company, whose address is 27777 Franklin Road, Suite 950, Southfield, Michigan 48034 ("Seller"), to MALAN REALTY INVESTORS, INC., a Michigan corporation, whose address is 30200 Telegraph Road, Suite 105, Birmingham, Michigan 48025-4503 ("Buyer"), and is based upon the following:

         A. Seller is the owner of the following property (collectively, the "Property"):

                  (i) That certain parcel of land located on Central Parkway in the City of Westland, Wayne County, Michigan, as is more particularly described on Exhibit A, attached hereto and made a part hereof, together with a shopping center containing approximately 85,000 net rentable square feet located thereon, and all other buildings, fixtures and structures thereon and all improvements, riparian rights, rights of way, roadways, easements, rights, privileges, and appurtenances thereto (collectively, the "Real Estate");

                  (ii) All of the personal property described on Exhibit B, attached hereto and made a part hereof, and all other equipment, machinery, furniture and other personal property owned by Seller and located on or about the Real Estate and used or useable solely in connection with the Real Estate (collectively, the "Personal Property");

                  (iii) All of the licenses, permits, approvals, and consents described on Exhibit C, attached hereto and made a part hereof (collectively, the "Licenses and Permits");

                  (iv) All of the leases, licenses, and occupancy agreements (collectively, the "Leases") of the Real Estate with the tenants (the "Tenants") listed in the rent roll (the "Rent Roll"), attached hereto and made a part hereof as Exhibit D; and

                  (v) All of the interest of the Seller and/or the owner of the Real Estate in all management agreements, service contracts, and other agreements described on Exhibit E, attached hereto and made a part hereof (collectively, the "Contracts").

         B. Seller and Buyer desire to enter into this Agreement for the purchase and sale of the Property.

         NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements and subject to the terms and conditions contained herein, the parties hereto hereby agree as follows:

         1. Purchase and Sale. In consideration of the execution of this Agreement, Seller hereby agrees to sell, and Buyer hereby agrees to purchase, the Property upon the terms and conditions hereinafter set forth.

         2. Purchase Price. The purchase price for the Property shall be the sum of Seven Million Nine Hundred Twenty-Five Thousand Dollars ($7,925,000) ("Purchase Price"), payable as follows:

                  (a) Within two (2) business days after Seller's execution of the Agreement, Buyer shall deliver to Philip R. Seaver Title Company, as Agent for First American Title Insurance Company (the "Title Company") the sum of Twenty-Five Thousand Dollars ($25,000.00) (which shall hereinafter be deemed to be the "Deposit"). If the transaction contemplated hereby is consummated, the Deposit shall be applied towards the cash portion of the Purchase Price to be paid by Buyer to Seller at closing.

                  (b) At the closing, Buyer shall take title to the Real Property subject to the existing indebtedness (the "Mortgage") owed to Wells Fargo Bank, N.A. (the "Mortgagee"), and shall assume all of Seller's obligations under the Mortgage and other documents executed and delivered in connection therewith (collectively, the "Loan Documents"). At closing, Buyer shall pay the Purchase Price, after deduction of the unpaid balance of the Mortgage, to Seller.

                  (c) The amount to be paid by Buyer to Seller pursuant to subparagraph (b) above, subject to other closing adjustments and prorations as provided herein, shall be paid by Buyer to Seller at closing by means of, at Buyer's option, federal wire funds transfer, bank check, certified check, or cashier's check.


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         3. Condition of Title. Seller shall convey to Buyer, subject to the conditions of Paragraphs 4 and 5, good and marketable title to all of the Property free and clear of all liens, conditions, easements, restrictions, mortgages, security interests, leases, exceptions, or other encumbrances whatsoever, other than the liens, security interests and terms and conditions of the Loan Documents; provided, however Seller may convey the Real Estate by means of a Covenant Deed subject to (collectively, the "Permitted Exceptions"):

                  (a) The Leases, the rights of tenants under the Leases and Mortgage and the other Loan Documents;

                  (b) Such easements and restrictions of record that do not interfere with the continued use and development of the Real Estate by Buyer as a retail shopping center (the determination of which shall be made by Buyer, in its sole discretion, following its receipt of the survey, title commitment and other documents described in paragraph 4 below);

                  (c) Such taxes and assessments as may be a lien upon the Real Estate but not due and payable as of the Closing Date, and taxes and assessments which may be assessed or accrue subsequent to the Closing Date;

                  (d) Such other exceptions listed on the commitment described in Paragraph 4 hereof and not timely objected to by Buyer; and

                  (e)     Current zoning ordinances.

Title to the Real Estate shall be insured in the aforesaid condition, at closing, by the Title Company. Seller shall provide the Title Company with such information and shall execute such documents as may be reasonably required in order for the Title Company to provide Buyer with an "insured closing" through the date of recordation of the Covenant Deed referenced in paragraph 11 below.

         4. Evidence of Title. (a) As evidence of title to the Real Estate, Buyer shall obtain within fifteen (15) days after the date hereof (and deliver a copy thereof to Seller), a complete commitment for a policy of title insurance issued by the Title Company in the amount of the Purchase Price, guaranteeing title in the condition required herein and bearing a date later than the date hereof, together with an ALTA 3.1 zoning endorsement stating that the current use of the Real Estate complies with all applicable zoning laws and ordinances. Copies of all documents and other items listed as encumbrances or exceptions on such title commitment shall also be delivered to Buyer and Seller with the commitment. At closing a final policy of title insurance (or a "marked-up commitment" having the effect of) insuring title to the Real Estate in the condition required hereunder in the name of Buyer, with the foregoing endorsement and with the so-called "standard exceptions" deleted, shall be delivered by the Title Company to Buyer at the sole expense of Seller. Buyer shall pay the cost of the ALTA 3.1 zoning endorsement.

         (b) Within twenty (20) days after the date hereof, Seller shall obtain and deliver to Buyer a survey of the Real Estate prepared by a surveyor or civil engineer licensed as such by the State of Michigan showing (i) the boundaries of the Real Estate, (ii) the square feet of land contained in the Real Estate,
(iii) all improvements located on the Real Estate, (iv) which portion of the Real Estate, if any, is located within a 100 year flood plain, (v) the driveways and parking areas currently located on the Real Estate and (vi) a metes and bounds legal description of the Real Estate. Such survey shall include a certification as to the matters contained thereon to Buyer and the Title Company.

         (c) Seller acknowledges that Buyer will cause a Uniform Commercial Code ("UCC") search to be performed prior to closing with respect to the Property, Seller and any individuals constituting Seller.

         5. Title Objections. If, within fifteen (15) days from the date that the commitment of title insurance is furnished to Buyer, objection to the title is made by Buyer that the title is not in the condition required hereunder, Seller shall have fifteen (15) days from the date it is notified in writing of the particular defects claimed to cure such defects to Buyer's satisfaction, and if Seller is unable or unwilling to cure such defects within the aforesaid fifteen (15) day period, Buyer shall have the right, at its option, to (i) waive the defects and proceed with the closing of this transaction, (ii) terminate this Agreement and receive an immediate refund of the Deposit in which event neither party hereto shall have any further liability or obligation hereunder, or (iii) remove any existing encumbrances upon the Property (excluding any existing indebtedness secured by the Mortgage, but including any construction liens for work performed at the Real Estate prior to the Closing Date and any other encumbrances the cost of which to discharge does not exceed Fifty Thousand Dollars [$50,000.00]) which Seller is required to remove under this Agreement by payment out of the cash payment portion of the Purchase Price, at the time of consummation of the sale, of such sums as are required to discharge such encumbrances or, if Buyer elects, such encumbrances can be assumed with abatement of the Purchase Price. If Seller cures such defects to the satisfaction of Buyer within the time specified above, Buyer agrees to complete the transaction contemplated hereunder on the later of the Closing Date and the date thirty (30) days after Seller notifies Buyer in writing that it has cured such defects, subject, however, to any and all other conditions of closing set forth in this Agreement.

         6. Representations of Seller. Seller hereby represents to Buyer, except as otherwise disclosed to Buyer in writing, that:

                  (a) Seller has not entered into (and will not enter into) any agreements, oral or written, which would limit or restrict Seller's right to execute this Agreement or perform its obligations hereunder or, other than the Leases, prevent possession by

         Buyer of all or any part of the Property (subject to the rights of persons under the Leases and the rights of beneficiaries under easements and other instruments of record affecting the Real Estate), and Seller is subject to no decree or judgment of any court that would be so limiting or restrictive;

                  (b) Seller has no actual knowledge of any application or proceeding pending in any governmental agency or office which may change the current zoning of the Real Estate;

                  (c) From and after the date hereof, Seller shall not (i) further burden or encumber the Property in any manner whatsoever (whether by mortgage, security interest, lien, easement, restriction, lease, or otherwise), (ii) increase the amount of the Mortgage, or
         (iii) modify, amend, or change any of the material terms and conditions of the Mortgage, the Leases, the Contracts or the Permitted Exceptions, without in each case the prior written consent of Buyer;

                  (d) The Real Estate shall be operated by Seller from the date hereof through the Closing Date in substantially the same manner in which the Real Estate is currently operated;

                  (e) Seller shall not perform, nor cause its contractors to perform, any work on the Real Estate in the one hundred twenty (120) day period prior to the Closing Date which would create in any party a right to a lien against the Real Estate, or if any such work has taken or will take place, that all parties engaged by Seller or its contractor involved in such work have been or will be paid in full by Seller, and Seller has received or will receive appropriate waivers of lien from all of such parties and shall provide title insurance over such claims;

                  (f) Seller is a duly organized and validly existing limited liability company under Michigan law. Seller has the full right and power to sell, transfer and convey the

         Property to Buyer and this Agreement and all instruments executed or to be executed in connection herewith are, or when executed will be, valid and enforceable against Seller in accordance with its and their respective terms and conditions;

                  (g) To Seller's knowledge, there are no threatened or pending condemnation, zoning or any other proceedings or litigation with respect to the Property, and Seller has not received any written notice from any governmental authority that it has determined or threatens to determine that there are any violations of any statutes, ordinances or regulations relating to the Property;

                  (h) Seller has received no written notice that there are claims, demands, damages, actions, causes of action or claims of third parties which would be a charge or encumbrance against the Property other than claims which would be satisfied on or before Closing;

                  (i) Except for the Permitted Exceptions, the Contracts, the Licenses and Permits, and the Leases, there are no leases, agreements, management contracts, license agreements, service agreements, contracts, or arrangements, oral or written, relating to or affecting the Property which will be binding on the Property (or Buyer solely in its capacity as the new owner thereof on or after Closing);

                  (j) To the best of Seller's knowledge, (i) no Hazardous Substance (as hereinafter defined) has been generated, treated, stored (except in accordance with law), disposed of, released, or otherwise deposited in, under or on, or is located in, under or on, the Real Estate by or on behalf of Seller, and (ii) nor has (a) any activity been undertaken on the Real Estate which would cause the Real Estate or any portion thereof to become a hazardous waste treatment, storage or disposal facility within the meaning of the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 et seq., as amended ("RCRA"), or (b) there been a release or threatened release of any

         Hazardous Substance in, on, at or from the Real Estate. As used herein,
         (x) the term "Law" means any applicable federal, state, or local law, rule, regulation, statute, code, ordinance or order, (y) the term "Hazardous Substance" means asbestos, polychlorinated biphenyls, petroleum, petroleum products, radon gas and any other material, waste, vapor or substance which is now or hereafter identified as a hazardous or toxic material, waste, vapor, or substance under any Law, and (z) the terms "release" and "threatened release" shall have the meaning ascribed to such terms in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.9601 et seq., as amended ("CERCLA");

                  (k) The Leases (true and correct copies of which have been delivered to Buyer) constitute all of the leases which currently encumber the Real Estate;

                  (l) Except to the extent otherwise set forth in an estoppel certificate to be delivered to Buyer, the Rent Roll attached hereto and made a part hereof as Exhibit D is true, correct, and complete in all material respects as of the date made;

                  (m) To Seller's knowledge, (i) none of the parties to the Permitted Exceptions, the Contracts, or the Leases is in default of any of its obligations thereunder and (ii) Seller is not in default of any of its obligations thereunder;

                  (n) Seller has not received any rent, fees, or other charges due under any of the Leases in advance of the current month's rent, fees or charges; and

                  (o) Seller does not employ any employees, whether at the Real Estate or otherwise.

         Each and every representation shall be true as of the date of this Agreement. Seller hereby agrees to execute for Buyer a reaffirmation restating and updating through closing the above representations (the "Representations"), and acknowledging that the same shall survive the closing of the transaction contemplated hereunder for a period of one (1) year after the closing. Seller acknowledges that Buyer is relying on the Representations of Seller in entering into this Agreement and that the Representations of Seller are a material inducement to Buyer entering into this Agreement and proceeding with the transaction contemplated hereunder.

         7. Right Of Entry. Buyer and its agents and/or representatives shall have the right to enter upon the Real Estate and the buildings located thereon at all reasonable times for the purposes of inspecting the same, examining all books and records of the business conducted thereon and making such soil tests, surveys, environmental studies or tests, feasibility studies, architectural and engineering studies, and such other tests and investigations as Buyer may desire for the period beginning on the date hereof and continuing until February 13, 1998 (the "Inspection Period"). In connection with such activities, Buyer shall exercise due care to see that existing occupants are not inconvenienced. All such tests shall be at Buyer's sole expense, and Buyer shall restore the Property to substantially the same condition as existed before such tests occurred, including, without limitation, the repair of any damage caused as a result of the performance of any such tests. Seller hereby agrees to cooperate with Buyer in connection with the foregoing, and to make available to Buyer any surveys, plans, contracts, agreements, permits, certificates, licenses, and other documents, information and data in Seller's possession relative to the Property and the operation thereof. In addition, within ten (10) days after the date hereof, Seller shall deliver to Buyer true, correct, and complete copies of the Leases, the Contracts, all documents with the holder of the Mortgage and all environmental reports and studies relating to the Property in Seller's possession. On or before the last day of the Inspection Period, Buyer shall notify Seller of its election to proceed with the consummation of this transaction. In the event Buyer elects to proceed and so advises Seller, the parties shall proceed to Closing. If the Buyer elects not to proceed or fails to make any election prior to the last day of the Inspection Period, then this Agreement shall thereupon terminate and, except for Buyer's liability under this Paragraph 7, the parties shall be released from any further liability hereunder, except that the Deposit shall be returned to the Buyer by the Title Company.

         Notwithstanding anything contained herein to the contrary (a) prior to entering upon the Property and at all times prior to the expiration of this Agreement, Buyer shall maintain with respect to each such entry public liability insurance in an amount not less than $2,000,000.00 with Seller named as an additional insured, (b) Buyer agrees to indemnify, defend and hold Seller harmless for all liability, claims, damages, and/or expenses (including, without limitation, reasonable attorneys' fees) incurred by Seller as a result of Buyer's exercise of the inspection rights granted under this Paragraph, (c) Buyer shall deliver to Seller, at no cost to Seller, copies of all reports, studies and test results obtained or prepared by or on behalf of Buyer from third parties in connection with the Property, and (d) Buyer shall receive Seller's prior approval before conducting any such physical tests or studies upon the Property, which approval shall not be withheld so long as the proposed tests and/or studies will be conducted so as not to interfere with Seller's use of the Property or the rights of any tenants. Buyer's obligation under this Paragraph shall survive the expiration or termination of this Agreement or the closing or sale of the Property to Buyer.

         Acknowledging the prior use of the Property and Buyer's opportunity to inspect the Property, Buyer agrees to purchase the Property on an "AS IS" basis. Buyer acknowledges and agrees that except as expressly set forth in this Agreement, that neither Seller nor its agents, contractors or representatives have made any representations, warranties, promises, covenants, agreements or guarantees of any kind or character whatsoever whether express or implied, oral or written, past, present or future, of, as, to, concerning or with respect to the Property. Without limiting the generality of the foregoing, Buyer voluntarily and knowingly waives any contribution rights or claims which Buyer may have against Seller in the event Buyer incurs liability to any party (including any Federal, State or Local Governmental

Authority) arising out of the existence, removal or remediation of any hazardous substances on or under the Property, unless the existence of same shall have been known to Seller and Seller failed to disclose same to Buyer.

         8. Waiver of Conditions by Buyer. Buyer reserves the right, at its sole option, to at any time waive any condition precedent to the closing of this transaction as set forth in this Agreement. Any such waiver must be in writing and be signed by Buyer.

         9. Estoppel Certificates.  Intentionally Deleted.

         10. Place and Time of Closing. If title can be conveyed in the condition required hereunder, and if all of the conditions precedent to the closing are either satisfied or waived, the closing of this transaction shall take place a mutually convenient time and place on a date designated by Buyer by at least three (3) days' notice to Seller and acceptable to Seller, but not later than March 2, 1998 (the "Closing Date"), or otherwise mutually agreed upon by the parties.

         11. Closing Documents. At the closing, the following documents will be executed and delivered:

                  (a) A Covenant Deed, from Seller to Buyer, covering the Real Estate, in recordable form;

                  (b) A Bill of Sale, from Seller to Buyer with a general warranty of title, with respect to all of the Personal Property;

                  (c) Certificates of title for all vehicles or other certificated personal property constituting the Personal Property, if any, duly transferring title thereto from Seller to Buyer in the condition required hereunder to Buyer;

                  (d) An Assignment and Assumption of Leases in a form acceptable to both parties;

                  (e) An assignment and assumption of all Licenses and Permits in form and substance acceptable to both parties;

                  (f) An Assignment and Assumption of Contracts in a form acceptable to both parties;

                  (g) Originals or certified copies of all (i) the Leases, (ii) Licenses and Permits, (iii) Contracts, (iv) documents relating to the Mortgage, (v) all lease files, keys, transferable warranties and guaranties, building plans, blue prints, surveys, drawings, and other information or material relating to the Property in Seller's possession and (vi) books and records regarding the income, expenses, assets, and liabilities of the Property for the years during which Seller owned the Property;

                  (h) A Closing Statement with all notices of assessments, if any, attached; (i) Letters signed by Seller addressed to all parties to the Leases advising such parties of the sale of the Property and directing such parties to make all future payment thereunder to Buyer;

                  (j) An updated Rent Roll of the Property, certified by Seller to be true, correct and complete in all material respects as of the day prior to Closing;

                  (k) The title insurance policy described in paragraph 4 above;

                  (l) The reaffirmation described in paragraph 6 above;

                  (m) A non-foreign affidavit pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"); and

                  (n) Any and all other documentation reasonably required by the Title Company to issue title to close the transaction contemplated hereunder and to cause the title policy described in paragraph 4 above to be issued and delivered to Buyer.

         12. Default. In the event of default by Buyer hereunder, Seller may declare a forfeiture hereunder and the Deposit shall immediately be delivered by the Title Company to

Seller, as liquidated damages, the same to be Seller's sole and exclusive remedy. In the event of default by Seller hereunder, Buyer may, at its option, demand, and be entitled to as its sole and exclusive remedy, an immediate refund of the Deposit, in full termination of this Agreement, or seek specific performance.

         13. No Assumption of Liabilities. Except with respect to the Leases and the Contracts and any other obligation or risk to be assumed by Buyer pursuant to the express or implied terms of this Agreement, Buyer shall not assume any obligations, liabilities, claims, demands, judgments, causes of action, indebtedness or accounts payable of Seller of any kind, nature or description whatsoever, whether the same are accrued, absolute or contingent, known or unknown, direct or indirect.

         14. Real Estate Brokerage Commission. Seller shall be responsible for the brokerage commission due to Source Real Estate & Investment Company (the "Broker") with respect to the consummation of this transaction. Each party agrees to defend, indemnify and hold harmless the other from and against any claim for broker's or finder's fees or commissions made by any person (other than the Broker) claiming to have dealt with them.

         15. Possession. Seller shall deliver and Buyer shall accept possession of the Property on the Closing Date, subject to the rights of no other persons whatsoever, except rights of persons under the Leases and the rights of beneficiaries under easements and other instruments recorded affecting the Real Estate. The Real Estate shall be vacated by Seller on or before the Closing Date.

         16. Taxes, Prorated Items and Closing Costs. (a) For purposes of the prorations and adjustments described in this paragraph 16, Buyer shall be deemed to own the Property on the Closing Date and, accordingly, be charged with all expenses and receive all income accruing on or with respect to the Closing Date.

         (b) All taxes and assessments, including all unpaid assessments and all assessments payable in installments, which have become a lien upon the Property as of the date of closing or which have been confirmed by any public authority at the date of closing and which are due and payable, shall be paid in full by Seller. Current taxes, to the extent not reimbursed to Seller by Tenants, shall be prorated and adjusted as of the Closing Date in accordance with the due date basis of the municipality or taxing unit in which the Property is located.

         (c) All fees charged by the Title Company in connection with the holding of the Deposit in escrow, if any, shall be shared equally by Seller and Buyer.
         (d) The state and county transfer taxes that will be payable upon the transfer of title from Seller to Buyer shall be Seller's obligation.

         (e) Buyer and Seller shall be responsible for their own attorney's fees incurred in connection with the preparation and negotiation of this Agreement and the transaction contemplated hereby.

         (f) All rent, fees, charges and other income due under the Leases, and any and all other income, profits, or revenue accruing to Seller or the Property with respect to the Property for the month, or other applicable period, prior to the Closing Date, (the "Income"), and received by Seller on or before the Closing Date, shall be prorated as of the Closing Date. Accordingly, at closing Buyer shall receive a credit equal to the amount of all Income received by Seller with respect to the period on and after the Closing Date. Any Income due and owing or accruing prior to the Closing Date but not received by Seller as of the Closing Date shall not be prorated or adjusted, but rather such Income shall periodically be prorated and adjusted as of the Closing Date by Buyer if and when Buyer receives such Income. Buyer agrees to use its good faith efforts to collect all such Income. After closing, Seller shall not have the right to pursue, collect or seek any Income from any of Seller's tenants. If, however, Seller receives any such Income, Seller and Buyer shall promptly pro rate same (without reference to the costs of collection) in accordance with this Agreement. In addition to the foregoing, if any Tenant at the Real Estate is paying percentage rent at the time of closing or at any time within one year thereafter, and if a portion of the sales on which such percentage rent is based were generated prior to the Closing Date, then for each such Tenant, the percentage rent paid by such Tenant shall be prorated and adjusted when such percentage rent is received by Buyer with Buyer being entitled to an amount equal to such percentage rent multiplied by a fraction, the numerator of which is the number of days the Buyer owned the Property during the period in which such percentage rent is measured and the denominator of which is 365.

         (g) All costs and expenses of Seller or the Property with respect to the Property, to the extent not reimbursed by Tenants (the "Expenses"), shall be prorated as of the Closing Date. To the extent the Expenses can accurately be prorated on the Closing Date, such Expenses shall be prorated at closing. To the extent such Expenses cannot accurately be prorated on the Closing Date (e.g., utility charges), such Expenses shall be prorated and adjusted by Buyer as of the Closing Date when the actual bills covering the period in which the Closing Date occurs are received by Buyer. Seller shall pay its share of such Expenses promptly upon receipt of a statement from Buyer. Buyer shall have the right to offset against any Income due Seller Seller's share of such Expenses.

         (h) Not later than one (1) year after the Closing Date, Buyer shall submit to Seller a final statement regarding the proration of Income and Expenses as of the Closing Date, together with a check in the amount of any sum due to Seller. In the event such final Closing Statement discloses that money is due to Buyer from Seller, then Seller shall pay same to Buyer within thirty (30) days after receipt of such final Statement.

         17. Casualty. Seller shall give Buyer prompt written notice of any fire or other casualty affecting the Property, which notice shall include a description thereof in reasonable detail, Seller's reasonable estimate of the cost of repair, and a description of any affect thereof upon any existing tenancies. If such reasonable estimate is less than $100,000 and no tenant of the Property occupying more than 5,000 square feet of space terminates its lease as a result of such casualty, then the transaction contemplated hereunder shall proceed in accordance with the terms hereof and Seller shall, at closing, assign any insurance proceeds received by Seller in connection therewith. If, however, such reasonable estimate is $100,000 or greater, or any tenant occupying 5,000 or more square feet of space at the Property terminates its lease(s) as a result of such casualty, then Buyer shall, at its option, either (i) terminate this Agreement by written notice thereof to Seller within fifteen (15) days after Buyer's receipt of Seller's notice of such casualty, in which case the Deposit shall be returned to Buyer and neither party shall have any further obligation hereunder or (ii) proceed with the transaction contemplated hereunder and receive from Seller at closing an assignment of all insurance proceeds relating to such damage or destruction together with a credit from Seller in the amount of the deductible under Seller's casualty insurance policy.

         18. Condemnation. If any condemnation or eminent domain proceeding is commenced or threatened against the Property, Seller shall, promptly after obtaining knowledge thereof, give Buyer written notice thereof in reasonable detail. In such event, Buyer shall, at its option, either (i) terminate this Agreement by written notice thereof to Seller within fifteen (15) days after Buyer's receipt of Seller's notice of such proceeding if such taking is of a material portion of the Real Estate, in which case the Deposit shall be returned to Buyer and neither party shall have any further obligation hereunder or (ii) proceed with the transaction contemplated hereunder and receive from Seller at closing an assignment of all awards and damages relating to such proceedings.

         19. Use of Words. The pronouns and relative words herein used shall be read interchangeably in masculine, feminine or neuter, singular or plural, as the respective case may be.

         20. Notice. Any notice, request or certificate required or permitted to be delivered hereunder shall be given in writing and shall be deemed to have been delivered (i) when delivered personally, (ii) two (2) business days after being deposited in the United States mail, by certified mail, return receipt requested, postage pre-paid, and properly addressed, or (iii) one business day after being sent by a reputable overnight delivery service (e.g. Federal Express). For the purposes hereof, the addresses of the parties, until further notice, shall be as follows:


                  Seller:          Brandon Associates Westland L.L.C.
                                   27777 Franklin Road
                                   Suite 950
                                   Southfield, Michigan  48034


                  With a copy to:  Howard N. Luckoff
                                   Dykema Gossett PLLC
                                   1577 North Woodward Avenue
                                   Suite 200
                                   Bloomfield Hills, Michigan  48304


                  Buyer:           Malan Realty Investors, Inc.
                                   30200 Telegraph Road
                                   Suite 105
                                   Birmingham, Michigan  48025-4503


                  With a copy to:  Laurence E. Winokur, Esq.
                                   Miro Weiner & Kramer, P.C.
                                   500 North Woodward Avenue, Suite 100
                                   P.O. Box 908
                                   Bloomfield Hills, Michigan 48303-0908


         21. Governing Law. This Agreement shall be interpreted under and governed by the laws of the State of Michigan.

         22. Entire Agreement. This Agreement may be changed or modified only by the written agreement of all of the parties hereto, and the same constitutes the entire agreement between the parties hereto relating to the subject matter hereof. All prior agreements or undertakings, including, without limitation, any letter of intent, and all negotiations are hereby merged herein.

         23. Survival of Terms. The terms and conditions of this Agreement, to the extent that the same are unfulfilled at the time of the closing of the subject transaction, and all indemnification obligations, representations and warranties contained herein (and all obligations relative thereto), shall survive the closing to the extent set forth in this Agreement and shall not be merged or terminated upon the closing of the subject transaction.

         24. Binding Effect. The terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

         25. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original although not fully executed, but all of which when taken together, shall constitute but one agreement. The signature page(s) of any counterpart may be detached from a counterpart without impairing the legal effect of the signature(s) thereon and attached to any other counterpart identical thereto except for the signature page(s) attached to it.

         26. Mortgagee Approval. Notwithstanding anything to the contrary contained in this Agreement, Seller's obligations under this Agreement are contingent upon Seller obtaining, prior to the Closing, at no cost or expense to Seller other than as set forth in Section 4 of Exhibit A to Promissory Note Secured by Mortgage date October 10, 1997, from Seller to Wells Fargo Bank National Association ("Wells Fargo"), the consent of Wells Fargo to the sale of the Property to Buyer and the unconditional release by Wells Fargo of Seller, Shellye Korash, Individually and as Trustee u/t/a/d/ 6/12/96, as Amended and Restated and Deborah Korash, individually and as Trustee, u/t/a/d/ 5/27/92 of all of their liability under the Limited Guaranty dated October 10, 1997, given by each of them and all of the other Loan Documents. Further, notwithstanding anything to the contrary contained in this Agreement, Buyer's obligations under this Agreement are contingent upon Buyer obtaining, prior to the Closing, at no cost or expense to Buyer, (a) such changes and modifications in the Loan Documents (other than changes to any of the economic terms) which are necessary in Buyer's sole discretion, (b) estoppel certificates from the mortgagee and the owner of the adjacent property which is subject to that certain Cross Easement Agreement for ingress and egress and parking which is recorded in Liber 22852, Page 275 et seq., Wayne County Records with respect to the Property, the forms of which shall be subject to Buyer's reasonable approval, and (c) estoppel certificates in the form attached as Exhibit "F" or the form required to be given pursuant to its Lease to Buyer from all of the tenants under the Leases.

         27. Time of Essence. Time is of the essence in the performance of the terms of this Agreement.

         28. Assignment. Buyer may not assign or transfer all or any portion of its rights or obligations under this Agreement without Seller's prior written consent, except for a wholly-owned subsidiary or other affiliate of Buyer.

         IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the date first above written.


WITNESSES:                                  BRANDON ASSOCIATES WESTLAND L.L.C.,
                                            A MICHIGAN LIMITED LIABILITY COMPANY



                                            By:
----------------------------                   --------------------------------
                                               Shellye Korash, Trustee u/t/a/d/
                                               6/12/96, as Amended and Restated,
                                               Member

----------------------------                                          "Seller"


                                            MALAN REALTY INVESTORS, INC.,
                                            A MICHIGAN CORPORATION

                                            By:
----------------------------                     -----------------------------
                                                 Michael Kaline
                                            Its: Vice President

                                                                      "Buyer"
----------------------------

                                   EXHIBIT "B"




                                      NONE

                                   EXHIBIT "C"



                                      NONE

                                   EXHIBIT "D"

                                   EXHIBIT "E"



                                      NONE

                                   EXHIBIT "F"


Tenant's Trade Name: __________________________                Loan No. 850688


                               ESTOPPEL AGREEMENT


         This ESTOPPEL AGREEMENT ("Agreement") is made as of the date set forth below, by ("Tenant"), based upon the following facts and understandings of
Tenant:

                                    RECITALS

         A. BRANDON ASSOCIATES WESTLAND L.L.C., a Michigan limited liability company ("Owner") is or is about to become the owner of the land and improvements commonly known as Westland Shopping Center ("Property") and the owner of the landlord's interest in the lease identified in Recital B below ("Lease").

         B. Tenant is the owner of the tenant's interest in that lease dated _____________________, which has been amended by instruments dated
__________________ and which was originally executed by Brandon Associates, a Michigan co-partnership, as landlord, and by Tenant. (Said lease and the referenced amendment(s) thereto are collectively referred to herein as the "Lease").

         C. Owner, has entered into an agreement with MALAN REALTY INVESTORS, INC. ("Malan") to sell the property to Malan.

         D. As a condition to purchasing the property, Malan has required that Tenant furnish certain assurances to Malan as set forth below.

         THEREFORE, as a material inducement to Lender to make the Loan, Tenant warrants and represents to, and agrees with, Lender as follows:

         1.       ESTOPPEL.    Tenant warrants and represents to Lender, as of
the date hereof, that:

                  1.1 Lease Effective. The Lease has been duly executed and delivered by Tenant and, subject to the terms and conditions thereof, the Lease is in full force and effect, the obligations of Tenant thereunder are valid and binding, and there have been no modifications or additions to the Lease, written or oral, other than those, if any, which are referenced above in Recital B.

                  1.2 No Default. To the best of Tenant's knowledge: (a) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Lease either by Tenant or Owner; and (b) Tenant has no existing claims, defenses or offsets against rental due or to become due under the Lease.


                                                          Page - 1 - of 2 Pages

                  1.3 Entire Agreement. The Lease constitutes the entire agreement between Owner and Tenant with respect to the Property, and Tenant claims no rights of any kind whatsoever with respect to the Property, other than as set forth in the Lease.

                  1.4 Minimum Rent. The annual minimum rent under the Lease is $________, subject to any escalation, percentage rent and/or common area maintenance charges provided in the Lease. The "Base Year" for any escalation is 19___.

                  1.5 No Deposits or Prepaid Rent. No deposits or prepayments of rent have been made in connection with the Lease, except as follows:
(if none, write "None").

                  1.6 No Other Assignment.   Tenant has received no notice,
and is not otherwise aware of, any other assignment of the landlord's interest in the Lease.

                  1.7 No Purchase Option or Refusal Rights. Tenant does not have any option or preferential right to purchase all or any part of the Property, except as follows:


 (if none, write "None").

         2. HEIRS, SUCCESSORS AND ASSIGNS. The covenants herein shall be binding upon, and inure to the benefit of, the heirs, successors and assigns of the parties hereto. Whenever necessary or appropriate to give logical meaning to a provision of this Agreement, the term "Owner" shall be deemed to mean the then current owner of the Property and the landlord's interest in the Lease.

         IN WITNESS WHEREOF, Tenant has executed this instrument as of the _____ day of _______________, 19___.


                                            "Tenant"



                                            By:
                                               --------------------------------

                                            Its:
                                                -------------------------------








                                                          Page - 2 - of 2 Pages